MASTER FOCUS TWENTY TRUST

FILE # 811- 9735

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
04/30/01	Reliant Resources	$1,560,000,000.	$78,000.	Goldman Sachs